CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alterola Biotech, Inc. (the “Company”) on Form 10-KT/A for the year ended March 31, 2021 filed with the Securities and Exchange Commission (the “Report”), I, Tim Rogers, Chief Executive Officer and I, Larson Elmore, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition of the Company as of the dates presented and the consolidated result of operations of the Company for the periods presented.

By:	/s/ Tim Rogers
Name:	Tim Rogers
Title:	Chief Executive Officer and Director
Date:	June 10, 2021

By:	/s/ Larson Elmore
Name:	Larson Elmore
Title:	Interim Chief Financial Officer
Date:	June 10, 2021

This certification has been furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.